EXHIBIT 24

VERIZON COMMUNICATIONS INC.

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby appoint Ivan G. Seidenberg, Lowell C. McAdam, Francis J. Shammo, Robert J. Barish and Holyce E. Hess Groos, and each of them acting individually, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign Verizon Communications Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, and any amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities and Exchange Act of 1934, this Power of Attorney has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Ivan G. Seidenberg Ivan G. Seidenberg	Chairman and Chief Executive Officer and Director (Principal Executive Officer)	February 3, 2011

/s/ Frances J. Shammo Frances J. Shammo	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	February 3, 2011

/s/ Robert J. Barish Robert J. Barish	Senior Vice President and Controller (Principal Accounting Officer)	February 3, 2011

/s/ Richard L. Carrión Richard L. Carrión	Director	February 3, 2011

/s/ M. Frances Keeth M. Frances Keeth	Director	February 3, 2011

/s/ Robert W. Lane Robert W. Lane	Director	February 3, 2011

/s/ Sandra O. Moose Sandra O. Moose	Director	February 3, 2011

/s/ Joseph Neubauer Joseph Neubauer	Director	February 3, 2011

/s/ Donald T. Nicolaisen Donald T. Nicolaisen	Director	February 3, 2011

/s/ Thomas H. O’Brien Thomas H. O’Brien	Director	February 3, 2011

/s/ Clarence Otis, Jr. Clarence Otis, Jr.	Director	February 3, 2011

/s/ Hugh B. Price Hugh B. Price	Director	February 3, 2011

/s/ Rodney E. Slater Rodney E. Slater	Director	February 3, 2011

/s/ John W. Snow John W. Snow	Director	February 3, 2011

/s/ John R. Stafford John R. Stafford	Director	February 3, 2011